Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT: Kristen Batch Symantec Corp. 650-527-5152 Kristen_ Batch@symantec.com	INVESTOR CONTACT: Helyn Corcos Symantec Corp. 650-527-5523 hcorcos@symantec.com

SYMANTEC REPORTS FIRST QUARTER FISCAL YEAR 2015 RESULTS

•	Company delivers revenue, non-GAAP operating margin and EPS above guidance

•	Rising demand for cybersecurity products fuels business momentum

MOUNTAIN VIEW, Calif. – August 6, 2014 – Symantec Corp. (NASDAQ: SYMC) today reported the results of its first quarter of fiscal year 2015, ended July 4, 2014.

Michael A. Brown, Symantec interim president and chief executive officer, said, “We are making steady progress against the five priorities outlined last quarter including: optimizing certain businesses for margin, improving efficiencies, attracting top talent, returning significant cash to shareholders and focusing our investments for growth in our enterprise business. These investments are focused in backup appliances, mobile, advanced threat protection, managed security services and data loss prevention.”

“Separation of the sales force into new business and renewals teams has led to improved performance, especially in North America. In particular, our federal and renewals teams both delivered one of their best quarters ever,” Mr. Brown continued. “Our backup appliances, Trust Services and data loss prevention businesses also generated robust revenue growth. In the last two quarters, we’ve introduced nearly two dozen new or improved products and we’re on track to release almost two dozen more by fiscal year end.”

Thomas Seifert, executive vice president and chief financial officer, said, “We’re pleased with the solid results in the quarter, which were driven by productivity improvements in both our new business and renewals teams. We have eight revenue and efficiency initiatives in place that we expect will help us continue to build momentum into next year. We’ve identified three efficiency initiatives that we believe will ramp during the second half of the fiscal year: optimizing our Norton business, streamlining product support, and reducing our global footprint.”

Results for the First Quarter of Fiscal Year 2015

	1Q15	1Q14	Reported Y/Y Change*
GAAP
Revenue	$1,735 million	$1,709 million	2%
Operating Margin	18.6%	13.1%	550 bps
Net Income	$236 million	$157 million	50%
Deferred Revenue	$3,713 million	$3,875 million	(4%)
EPS (Diluted)	$0.34	$0.22	55%
CFFO	$293 million	$312 million	(6%)
Non-GAAP
Operating Margin	24.6%	25.2%	(60 bps )
Net Income	$313 million	$311 million	1%
EPS (Diluted)	$0.45	$0.44	2%

*Note: The first quarter of fiscal year 2015 had 14 weeks compared with 13 weeks in the year ago period.

(More)

Second Quarter and Fiscal Year 2015 Guidance

	2Q15	FY15
GAAP
Revenue	$1,600 - $1,640 million	$6,630 - $6,770 million
Operating Margin	18.7% - 19.5%	21.8% - 22.3%
EPS (Diluted)	$0.29 - $0.33	$1.43 - $1.51
Non-GAAP
Operating Margin	25.1% - 25.9%	27.7% - 28.2%
EPS (Diluted)	$0.40 - $0.44	$1.84 - $1.92

Guidance assumes an exchange rate of $1.36 per Euro for the second quarter of fiscal year 2015 versus the actual weighted average rate of $1.33 and an end of period rate of $1.35 per Euro for the second quarter of fiscal year 2014 and $1.38 per Euro for fiscal year 2015. Our guidance assumes an effective tax rate of 27.5 percent for the second quarter of fiscal year 2015 and 27.8 percent for the remaining quarters in fiscal year 2015, and a common stock equivalents total for the quarter and fiscal year of 696 million shares.

Symantec’s Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on September 17, 2014 to all shareholders of record as of the close of business on August 27, 2014. The ex-dividend date will be August 25, 2014.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss results from the first quarter of fiscal year 2015, ended July 4, 2014 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

At Symantec Corporation (NASDAQ: SYMC), we protect your information wherever it’s stored, accessed or shared. Founded in April 1982, Symantec operates the largest civilian cyberintelligence threat network in the world. The company’s more than 20,000 employees reside in more than 50 countries and are pioneering new solutions in growing markets like backup appliances, mobile, cloud, advanced threat protection, data loss prevention and managed security services. Ninety-nine percent of Fortune 500 companies are Symantec customers. In fiscal 2014, it recorded revenues of $6.7 billion. To learn more go to www.symantec.com or connect with Symantec at: http://www.symantec.com/social/.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, operating margin and earnings per share, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 28, 2014.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of stock-based compensation, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at http://www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(Dollars in millions, unaudited)

	July 4,	March 28,
	2014	2014 (1)
ASSETS

Current assets:
Cash and cash equivalents	$3,067	$3,707
Short-term investments	982	377
Trade accounts receivable, net	685	1,007
Inventories, net	11	14
Deferred income taxes	149	142
Deferred commissions	118	115
Other current assets	276	290

Total current assets	5,288	5,652
Property and equipment, net	1,140	1,116
Intangible assets, net	735	768
Goodwill	5,871	5,858
Long-term deferred commissions	18	21
Other long-term assets	112	124

Total assets	$13,164	$13,539

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$230	$282
Accrued compensation and benefits	333	365
Deferred revenue	3,141	3,322
Other current liabilities	275	337

Total current liabilities	3,979	4,306
Long-term debt	2,095	2,095
Long-term deferred revenue	572	581
Long-term deferred tax liabilities	462	425
Long-term income taxes payable	132	252
Other long-term obligations	86	83

Total liabilities	7,326	7,742
Total stockholders’ equity	5,838	5,797

Total liabilities and stockholders’ equity	$13,164	$13,539

(1)	Derived from audited consolidated financial statements.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate (1)
	July 4, 2014	June 28, 2013	Actual	Constant Currency (2)
Net revenue:
Content, subscription, and maintenance	$1,574	$1,520	4%	2%
License	161	189	-15%	-16%

Total net revenue	1,735	1,709	2%	0%
Cost of revenue:
Content, subscription, and maintenance	269	263
License	27	22
Amortization of intangible assets	13	15

Total cost of revenue	309	300	3%	2%

Gross profit	1,426	1,409	1%	0%
Operating expenses:
Sales and marketing	644	652
Research and development	308	262
General and administrative	103	119
Amortization of intangible assets	29	71
Restructuring and transition	20	81

Total operating expenses	1,104	1,185	-7%	-7%

Operating income	322	224	44%	37%
Interest income	3	3
Interest expense	(21)	(25)
Other income, net	1	18

Income before income taxes	305	220	39%	N/A

Provision for income taxes	69	63
Net income	$236	$157	50%	N/A

Net income per share – basic	$0.34	$0.23
Net income per share – diluted	$0.34	$0.22
Weighted-average shares outstanding – basic	692	697
Weighted-average shares outstanding – diluted	697	707
Cash dividends declared per common share	$0.15	$0.15

(1)	We have a 52/53-week fiscal accounting year. The three months ended July 4, 2014 consisted of 14 weeks, whereas the three months ended June 28, 2013 consisted of 13 weeks.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(Dollars in millions, unaudited)

	Three Months Ended
	July 4, 2014	June 28, 2013
OPERATING ACTIVITIES:
Net income	$236	$157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	74	70
Amortization of intangible assets	42	86
Amortization of debt issuance costs and discounts	1	5
Stock-based compensation expense	43	39
Deferred income taxes	20	31
Excess income tax benefit from the exercise of stock options	(3)	(9)
Net gain from sale of short-term investments	—	(16)
Other	1	10
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	308	285
Inventories, net	3	6
Deferred commissions	—	(5)
Accounts payable	(57)	(64)
Accrued compensation and benefits	(34)	(97)
Deferred revenue	(185)	(199)
Income taxes payable	(148)	(9)
Other assets	14	1
Other liabilities	(22)	21

Net cash provided by operating activities	293	312
INVESTING ACTIVITIES:
Purchases of property and equipment	(92)	(61)
Cash payments for acquisitions, net of cash acquired	(19)	—
Purchases of short-term investments	(712)	—
Proceeds from maturity and sales of short-term investments	99	32

Net cash used in investing activities	(724)	(29)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(18)	(1,189)
Proceeds from convertible note hedge	—	189
Net proceeds from sales of common stock under employee stock benefit plans	23	54
Excess income tax benefit from the exercise of stock options	3	9
Tax payments related to restricted stock units	(29)	(25)
Dividends paid, net	(104)	(105)
Repurchases of common stock	(125)	(125)
Proceeds from other financing, net	34	—

Net cash used in financing activities	(216)	(1,192)
Effect of exchange rate fluctuations on cash and cash equivalents	7	(27)

Change in cash and cash equivalents	(640)	(936)
Beginning cash and cash equivalents	3,707	4,685

Ending cash and cash equivalents	$3,067	$3,749

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)

(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate (3)
	July 4, 2014			June 28, 2013				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (4)
Net revenue	$1,735	$—	$1,735	$1,709	$—	$1,709	2%	0%
Gross profit:	$1,426	$19	$1,445	$1,409	$19	$1,428	1%	0%
Stock-based compensation		6			4
Amortization of intangible assets		13			15
Gross margin %	82.2%	1.1%	83.3%	82.4%	1.2%	83.6%	-30 bps	-30 bps
Operating expenses:	$1,104	$86	$1,018	$1,185	$187	$998	2%	2%
Stock-based compensation		37			35
Amortization of intangible assets		29			71
Restructuring and transition		20			81
Operating expenses as a % of revenue	63.6%	-4.9%	58.7%	69.3%	-10.9%	58.4%	30 bps	90 bps
Operating income	$322	$105	$427	$224	$206	$430	-1%	-4%
Operating margin %	18.6%	6.0%	24.6%	13.1%	12.1%	25.2%	-60 bps	-120 bps
Net income:	$236	$77	$313	$157	$154	$311	1%	N/A
Gross profit adjustment		19			19
Operating expense adjustment		86			187
Income tax effect on above items		(28)			(52)
Diluted net income per share	$0.34	$0.11	$0.45	$0.22	$0.22	$0.44	2%	N/A
Diluted weighted-average shares outstanding	697	—	697	707	—	707	-1%	N/A

(1)	This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Non-GAAP measures for fiscal 2015 have been revised to reflect a change in methodology that reduces the number of adjustments to GAAP measures. For a detailed explanation of this change in methodology, please see “change in non-GAAP methodology” in Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(3)	We have a 52/53-week fiscal accounting year. The three months ended July 4, 2014 consisted of 14 weeks, whereas the three months ended June 28, 2013 consisted of 13 weeks.
(4)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(Dollars in millions, unaudited)

	Three Months Ended
	July 4, 2014	June 28, 2013
GAAP Revenue
Content, subscription, and maintenance	$1,574	$1,520
License	161	189

Total Revenue	$1,735	$1,709

GAAP Revenue - Y/Y Growth Rate
Content, subscription, and maintenance	4%	3%
License	-15%	-2%
Total Y/Y Growth Rate	2%	2%
GAAP Revenue - Y/Y Growth Rate in Constant Currency (2)
Content, subscription, and maintenance	2%	4%
License	-16%	-2%
Total Y/Y Growth Rate in Constant Currency (2)	0%	3%
GAAP Revenue by Segment
User Productivity & Protection	$740	$732
Information Security	345	336
Information Management	650	641
GAAP Revenue by Segment - Y/Y Growth Rate
User Productivity & Protection	1%	-1%
Information Security	3%	7%
Information Management	1%	4%
GAAP Revenue by Segment - Y/Y Growth Rate in Constant Currency (2)
User Productivity & Protection	0%	0%
Information Security	2%	9%
Information Management	0%	4%
GAAP Revenue by Geography
International	$903	$879
U.S.	832	830
Americas (U.S., Latin America, Canada)	940	933
EMEA	495	470
Asia Pacific & Japan	300	306
GAAP Revenue by Geography - Y/Y Growth Rate
International	3%	2%
U.S.	0%	3%
Americas (U.S., Latin America, Canada)	1%	3%
EMEA	5%	8%
Asia Pacific & Japan	-2%	-5%
GAAP Revenue by Geography - Y/Y Growth Rate in Constant Currency (2)
International	0%	4%
U.S.	0%	3%
Americas (U.S., Latin America, Canada)	1%	3%
EMEA	0%	6%
Asia Pacific & Japan	-1%	1%
GAAP Deferred Revenue	$3,713	$3,875
GAAP Deferred Revenue - Y/Y Growth Rate	-4%	2%
GAAP Deferred Revenue - Y/Y Growth Rate in Constant Currency (2)	-6%	3%

(1)	We have a 52/53-week fiscal accounting year. The three months ended July 4, 2014 consisted of 14 weeks, whereas the three months ended June 28, 2013 consisted of 13 weeks.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1) (2)

(Dollars in millions, unaudited)

	Three Months Ended
	July 4, 2014	June 28, 2013
Operating Income by Segment
User Productivity & Protection	$270	$257
Information Security	68	25
Information Management	89	148

Total Operating Income by Segment	427	430

Reconciling Items:
Stock-based compensation	43	39
Amortization of intangible assets	42	86
Restructuring and transition	20	81

Total Consolidated Operating Income	$322	$224

Operating Margin by Segment
User Productivity & Protection	36%	35%
Information Security	20%	7%
Information Management	14%	23%

(1)	This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Non-GAAP measures for fiscal 2015 have been revised to reflect a change in methodology that reduces the number of adjustments to GAAP measures. For a detailed explanation of this change in methodology, please see “change in non-GAAP methodology” in Symantec’s Explanation of Non-GAAP Measures in Appendix A.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share (1) (2)

(Dollars in millions, except per share data, unaudited)

Fiscal Year 2015

Revenue Guidance	Year Ended April 3, 2015
Year-Over-Year Growth Rate (3)(4)
	Range	Actual	Constant Currency (5)
Revenue range	$6,630 - $6,770	(1.1%) - 1.0%	(1.8%) - 0.3%

Year Ended April 3, 2015
Year-Over-Year Increase (3)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (5)
GAAP operating margin	21.8% - 22.3%	410 bps - 460 bps	397 bps - 459 bps
Add back:
Stock-based compensation	2.9%
Other non-GAAP adjustments	3.0%

Non-GAAP operating margin	27.7% - 28.2%	30 bps - 80 bps	24 bps - 75 bps

	Year Ended April 3, 2015
		Year-Over-Year Growth Rate (3)
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$1.43 - $1.51	11.7% - 18.0%
Add back:
Stock-based compensation, net of taxes	$0.20
Other non-GAAP adjustments, net of taxes	$0.21

Non-GAAP diluted earnings per share range	$1.84 - $1.92	(5.6%) - (1.5%)

Second Quarter Fiscal Year 2015

Revenue Guidance	Three Months Ended October 3, 2014
Year-Over-Year Growth Rate
	Range	Actual	Constant Currency (5)
Revenue range	$1,600 - $1,640	(2.3%) - 0.2%	(3.0%) - (0.5%)

Three Months Ended October 3, 2014
Year-Over-Year Increase (Decrease)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (5)
GAAP operating margin	18.7% - 19.5%	360 bps - 440 bps	354 bps - 451 bps
Add back:
Stock-based compensation	3.0%
Other non-GAAP adjustments	3.4%

Non-GAAP operating margin	25.1% - 25.9%	(240) bps - (160) bps	(236) bps - (156) bps

	Three Months Ended October 3, 2014
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.29 - $0.33	(14.7%) - (2.9%)
Add back:
Stock-based compensation, net of taxes	$0.05
Other non-GAAP adjustments, net of taxes	$0.06

Non-GAAP diluted earnings per share range	$0.40 - $0.44	(21.6%) - (13.7%)

(1)	This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Non-GAAP measures for fiscal 2015 have been revised to reflect a change in methodology that reduces the number of adjustments to GAAP measures. For a detailed explanation of this change in methodology, please see “change in non-GAAP methodology” in Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(3)	We have a 52/53-week fiscal accounting year. The fiscal year ended April 3, 2015 consists of 53 weeks, whereas the fiscal year ended March 28, 2014 consisted of 52 weeks.
(4)	Growth rates are calculated using fiscal year 2014 non-GAAP revenue.
(5)	Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Change in non-GAAP methodology: From time to time, the Company performs a comprehensive review of its non-GAAP financial measures. Effective in the first quarter of fiscal 2015, non-GAAP financial measures are adjusted for the following items: stock-based compensation expense; charges related to the amortization of intangible assets; certain other income and expense items that management considers unrelated to the Company’s core operations; and the associated income tax effects of the adjustments. By limiting the number and nature of adjustments, our management team believes this supplemental information will provide more meaningful insight into the performance of the Company’s core business and enhance investors’ ability to compare the Company’s performance to its peers. The adoption of the change in methodology has been applied retrospectively to prior periods to facilitate comparability across periods.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three Months Ended
	July 4, 2014	June 28, 2013
Cost of revenue	$6	$4
Sales and marketing	17	14
Research and development	13	13
General and administrative	7	8

Total stock-based compensation	$43	$39

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.